                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ___________________

                                  FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ___________________

      Date of Report (Date of earliest event reported): January 28, 2002

                              ___________________

                          DIGITAL INSIGHT CORPORATION
            (Exact name of Registrant as specified in its charter)

            Delaware                      0-27459                77-0493142
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                26025 Mureau Road, Calabasas, California 91302
         (Address of principal executive offices, including zip code)

                                (818) 871-0000
             (Registrant's telephone number, including area code)



      _______________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         The financial statements of Virtual Financial Services, Inc., acquired by the Registrant on January 28, 2002, are included with this Current Report on Form 8-K/A as pages F-1 through F-12.

(b)      Pro Forma Financial Information.

         Pro forma financial information is included with this Current Report on Form 8-K/A as pages F-13 through F-17.

 (c)     Exhibits.

         2.1 Agreement and Plan of Merger, dated as of January 3, 2002, by and among Digital Insight Corporation, ViFi LLC and Virtual Financial Services, Inc. (incorporated herein by reference to the Registrant's Current Report on Form 8-K filed with the SEC on February 5, 2002).

         23.1     Consent of Deloitte & Touche LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 25, 2002                             DIGITAL INSIGHT CORPORATION


                                                     By:  /s/ Dale R. Walker
                                                          ----------------------
                                                          President and Chief
                                                          Operating Officer

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Virtual Financial Services, Inc.
Indianapolis, Indiana

          We have audited the accompanying balance sheet of Virtual Financial Services, Inc. (VIFI) as of December 31, 2001 and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of VIFI's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, such financial statements present fairly, in all material respects, the financial position of VIFI as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP


Indianapolis, Indiana
February 1, 2002

                       VIRTUAL FINANCIAL SERVICES, INC.

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 2001


                                                ASSETS
                                                ------
Current assets:
  Cash and cash equivalents......................................................................       $   145,674
  Accounts receivable............................................................................         1,264,111
  Accounts receivable - related party............................................................           451,548
  Refundable income taxes........................................................................            71,800
  Other current assets...........................................................................           137,457
                                                                                                        -----------
          Total current assets...................................................................         2,070,590
Property and equipment, net of accumulated depreciation of $2,284,303 ...........................         2,396,047
Deferred tax asset...............................................................................           543,950
                                                                                                        -----------
          Total assets...........................................................................       $ 5,010,587
                                                                                                        ===========

                                       LIABILITIES AND SHAREHOLDERS' DEFICIT
                                       -------------------------------------
Current liabilities:
  Accounts payable...............................................................................       $ 1,794,410
  Accrued expenses...............................................................................           566,583
  Customer deposits..............................................................................           388,325
  Deferred revenue, net of deferred costs of $154,958............................................           640,910
  Current portion of long-term debt..............................................................           414,512
  Current portion of capital lease obligations...................................................           115,023
                                                                                                        -----------
          Total current liabilities..............................................................         3,919,763
                                                                                                        -----------
Long-term liabilities:
  Long-term debt.................................................................................            32,427
  Long-term capital lease obligations............................................................           391,708
  Deferred revenue, net of deferred costs of $193,566............................................           734,823
  Other liabilities..............................................................................           148,000
                                                                                                        -----------
          Total long-term liabilities............................................................         1,306,958
                                                                                                        -----------
Shareholders' deficit:
  Preferred stock, no par value, 50,000,000 shares authorized, none issued and outstanding
  Common stock, no par value, 450,000,000 shares authorized, 900,013.5 shares
    issued and outstanding.......................................................................             1,000
  Paid-in capital................................................................................         1,548,603
  Accumulated deficit............................................................................        (1,765,737)
                                                                                                        -----------
          Total shareholders' deficit............................................................          (216,134)
                                                                                                        -----------
Total liabilities and shareholders' deficit......................................................       $ 5,010,587
                                                                                                        ===========

                    See notes to financial statements.

                       VIRTUAL FINANCIAL SERVICES, INC.

                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001

Revenues:
  Network access and connectivity fees........................................................    $  12,778,524
  Project and installation fees...............................................................        1,734,189
  Set-up fees.................................................................................          968,959
                                                                                                  -------------
           Total revenues.....................................................................       15,481,672

Cost of revenues..............................................................................        8,246,322
                                                                                                  -------------

Gross margin..................................................................................        7,235,350
                                                                                                  -------------

Operating expenses:
  Research and development....................................................................        1,570,803
  Sales and marketing ........................................................................        1,656,653
  General and administrative..................................................................        3,091,175
                                                                                                  -------------
           Total operating expenses...........................................................        6,318,631
                                                                                                  -------------

Other income (expense):
  Interest income.............................................................................            4,082
  Interest expense............................................................................         (127,934)
                                                                                                  -------------
           Total other expense, net...........................................................         (123,852)
                                                                                                  -------------

Income before provision for income taxes......................................................          792,867

Provision for income taxes ...................................................................          203,512
                                                                                                  -------------

Net income ...................................................................................    $     589,355
                                                                                                  =============

Per share data:
Basic and diluted earnings per share..........................................................    $        0.65
                                                                                                  =============

                      See notes to financial statements.

                       VIRTUAL FINANCIAL SERVICES, INC.

                      STATEMENT OF SHAREHOLDERS' DEFICIT
                     FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   Common       Common       Paid-in        Accumulated
                                                   Shares       Stock        Capital          Deficit          Total
                                                   ------       -----        -------          -------          -----
Balance at December 31, 2000............          900,000.0    $  1,000    $  1,548,063    $  (2,355,092)   $  (806,029)
  Stock options exercised...............               13.5           -             540                -            540
  Net income............................                              -               -          589,355        589,355
                                                  ---------    --------    ------------    -------------    -----------

Balance at December 31, 2001............          900,013.5    $  1,000    $  1,548,603    $  (1,765,737)   $  (216,134)
                                                  =========    ========    ============    =============    ===========

                      See notes to financial statements.

                       VIRTUAL FINANCIAL SERVICES, INC.

                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 2001

Cash flows from operating activities:
  Net income..........................................................................       $   589,355
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation....................................................................           887,087
      Deferred income taxes...........................................................           173,717
      Changes in assets and liabilities:
        Accounts receivable...........................................................            72,063
        Accounts receivable-related party.............................................          (289,976)
        Refundable income taxes.......................................................           143,605
        Other assets..................................................................            59,481
        Accounts payable .............................................................           301,017
        Accrued expenses and other long-term liabilities..............................           448,224
        Customer deposits and deferred revenue........................................          (246,130)
                                                                                             -----------
            Net cash provided by operating activities.................................         2,138,443
                                                                                             -----------

Cash flows from investing activities:
  Capital expenditures................................................................          (807,393)
  Proceeds from sale of property and equipment........................................            41,776
                                                                                             -----------
            Net cash used in investing activities.....................................          (765,617)
                                                                                             -----------

Cash flows from financing activities:
  Net borrowings under revolving line of credit ......................................          (200,106)
  Payments on long-term debt..........................................................          (955,595)
  Payments on capital lease obligations...............................................           (85,387)
  Stock options exercised.............................................................               540
                                                                                             -----------
            Net cash used in financing activities.....................................        (1,240,548)
                                                                                             -----------

Net increase in cash and cash equivalents.............................................           132,278

Cash and cash equivalents, beginning of year..........................................            13,396
                                                                                             -----------

Cash and cash equivalents, end of year................................................       $   145,674
                                                                                             ===========

Supplemental disclosure of cash flow information:

  Cash paid during the year for interest..............................................       $   128,000

  Cash paid during the year for income taxes..........................................       $    50,000

  Property acquired under capital lease obligations...................................       $   317,000

                      See notes to financial statements.

1.   BUSINESS DESCRIPTION

               Virtual Financial Services, Inc. ("VIFI or the Company") is an internet banking financial services provider for various financial institutions throughout the United States.


               Prior to January 28, 2002, VIFI was a closely-held corporation located in Indianapolis, Indiana. On January 28, 2002, VIFI was acquired by Digital Insight Corporation, an internet banking service provider headquartered in Calabasas, California (see Note 11).


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Revenue Recognition - The Company recognizes network access and connectivity fees as services are provided. These recurring revenues are based primarily on the number of end users or end user transactions, and fixed monthly amounts for hosting and maintaining web sites. The Company performs separate projects and installations outside the scope of the original services agreement for existing customers and recognizes revenue as time and expenses are incurred.

               The Company defers recognition of set-up fees, and the related direct incremental costs associated with those fees, and recognizes both income and expense over the life of the service agreement, generally three to five years.

               Cash Equivalents - Cash and cash equivalents include deposits with an original maturity of three months or less.

               Accounts Receivable - An allowance for uncollectible accounts receivable was not established at December 31, 2001 as management believes that it is not considered necessary.

               Research and Development - All costs associated with the continued maintenance, development and support of all service applications are expensed as incurred.

               Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and consists primarily of office and computer equipment. Depreciation is computed by the straight-line method over the estimated useful life of the assets. Depreciation expense was $887,087 for the year ended December 31, 2001.

               Income Taxes - The Company records income tax expense based on the amount of taxes due on its tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to the amount considered more likely than not to be realized.

               Use of Estimates in the Preparation of Financial Statements -The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the reporting period. Actual results could differ from those estimates.

                  Long-Lived Assets - The Company identifies and records impairment losses on long-lived assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the asset exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. To date, there have been no such impairments.

                  Segment Information - The Company has determined that it has a single reportable segment which is providing services to financial institutions including the following service offerings: internet banking, credit and credit card transaction processing, and web site hosting. These services are provided to various financial institution customers.

                  Concentration of Credit Risk - As of and for the year ended December 31, 2001 one financial institution accounted for approximately 16% of total accounts receivable and 18% of the total revenues, respectively. VIFI performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when deemed necessary, but generally does not require collateral. VIFI believes that any risk of loss is significantly reduced due to the number of its customers and diverse geographic areas.

                  Earnings Per Share - Earnings per share of common stock is based on the weighted average number of common shares outstanding during the year. The following table presents a reconciliation of VIFI's basic and weighted average common shares:

                  Basic earnings per share:
                    Weighted average common shares.......................................        900,011

                  Diluted earnings per share:
                    Weighted average common shares.......................................        900,011
                    Dilutive effect of stock options.....................................          1,196
                                                                                           -------------
                  Weighted average common and
                    incremental shares...................................................        901,207
                                                                                           =============

                  Fair Value of Financial Instruments - VIFI's financial instruments included cash and cash equivalents, receivables, accounts payable, accrued expenses and other liabilities. The carrying value of these financial instruments approximates fair value due to their short-term nature. The carrying value of VIFI's capital lease obligations, revolving line of credit, and long-term debt approximates their fair values given their market rates of interest and maturity schedules.

                  New Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" requires companies to record derivatives on their balance sheets as assets or liabilities, measured at fair value. Under SFAS No. 133, gains or losses resulting from changes in the fair values of derivatives are to be reported in the statement of operations or as a deferred item, depending on the use of the derivatives and whether they qualify for hedge accounting.

       The Company adopted SFAS No. 133 on January 1, 2001. To date, the Company has not engaged in any hedging activity. Application of SFAS No. 133 did not have any impact on the Company's financial reporting.

                  In July 2001, SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" were issued. SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method for combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Upon adoption of SFAS No. 142, goodwill will be tested at the reporting unit annually and whenever events or circumstances occur indicating that goodwill might be impaired. Amortization of goodwill, including goodwill from past business combinations will cease. The adoption date for SFAS No. 141 and 142 will be January 1, 2002. The Company anticipates that SFAS No. 141 and 142 will not have any impact on the results of its operations and financial position.

                  In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of was issued. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and also supersedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of, and also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a temporarily controlled subsidiary. The adoption date for SFAS No. 144 is January 1, 2002.

3.   REVOLVING LINE OF CREDIT

                  VIFI maintains a $2,500,000 revolving line of credit facility with a bank due July 5, 2002. Interest is payable monthly at the bank's prime rate (4.75% at December 31, 2001). A related company owned by the majority shareholder is a co-borrower under this revolving line of credit facility. At December 31, 2001, outstanding borrowings were $1,673,106, and are payable by the co-borrower for which VIFI is contingently liable. Borrowings are secured by virtually all operating assets of VIFI and the co-borrower, and are personally guaranteed by the majority shareholder.

                  On January 28, 2002, VIFI terminated this revolving line of credit facility and paid all outstanding amounts due thereunder (see Note
       11).

4.     LONG-TERM DEBT

       Long-term debt at December 31, 2001 consists of the following:
       Note payable to bank in monthly installments of $22,980
       through July 2002 including interest at LIBOR plus 2.5%
       (4.525% at December 31, 2001). The note payable to bank is secured by virtually all operating assets and is personally
         guaranteed by the majority shareholder.........................................    $   152,258

       Note payable to bank in monthly installments of $22,513
       through February 2003 including interest at LIBOR plus 2.5%
       (4.625% at December 31, 2001). The note payable to bank
       is secured by virtually all operating assets and is personally
       guaranteed by the majority shareholder..........................................         294,681
                                                                                          -------------
                                                                                                446,939
       Current portion (due in 2002)...................................................        (414,512)
                                                                                          -------------

         Long-term debt (due in 2003)...................................................  $    32,427
                                                                                          ===========

              On January 28, 2002, notes payable to bank were paid in full (see
Note 11).


5.   CAPITAL LEASE OBLIGATIONS

               VIFI leases certain equipment under capital leases and includes this equipment in property and equipment at December 31, 2001 as follows:

               Equipment ..............................................................   $   596,183
               Accumulated depreciation................................................       (74,630)
                                                                                          -----------
               Equipment under capitalized leases, net.................................   $   521,553
                                                                                          ===========

               The following is a schedule of future minimum lease payments under capital leases together with the present value of the minimum lease payments at December 31, 2001:

                           Year Ending December 31,
                                    2002................................................  $   165,818
                                    2003................................................      165,818
                                    2004................................................      165,818
                                    2005................................................      153,852
                                    2006................................................       18,593
                                                                                          -----------
                  Total minimum lease payments..........................................      669,899
                  Amounts representing interest.........................................     (163,168)
                                                                                          -----------
                  Present value of minimum lease payments...............................      506,731
                  Current portion of capital lease obligations..........................     (115,023)
                                                                                          -----------
                  Long-term portion of capital lease obligations........................  $   391,708
                                                                                          ===========

6    LEASE COMMITMENTS AND RENTAL EXPENSE

               VIFI is a co-signer with a related company owned by the majority shareholder to lease an office building. There is no agreement between VIFI and the related company to allocate the monthly rental payments. VIFI did not allocate any rental payments to the related company during 2001. The commencement date of the lease was January 1, 2001 and expires January 1, 2011. Future minimum lease payments for this operating lease are as follows:

                           Year Ending December 31,
                                    2002................................................  $ 1,412,000
                                    2003................................................    1,544,000
                                    2004................................................    1,544,000
                                    2005................................................    1,544,000
                                    2006................................................    1,712,000
                                    Thereafter..........................................    6,878,000
                                                                                          -----------
                                             Total......................................  $14,634,000
                                                                                          ===========

        Rental expense for the year ended December 31, 2001 was $1,198,000.


7.   INCOME TAXES

          Income tax expense is as follows at December 31:
          Current expense .......................................................     $    29,795
          Deferred expense ......................................................         173,717
                                                                                      -----------
                                                                                      $   203,512
                                                                                      ===========

        Income tax expense for the year ended December 31, 2001 differs from the income tax expense that would result from applying statutory rates due primarily to the effect of certain research and development tax credits.


          Items that gave rise to significant elements of deferred tax assets (liabilities) at December 31, 2001 are as follows:

          Deferred revenue, net of deferred costs................................     $   544,790
          Property and equipment.................................................         (89,148)
          Other..................................................................          88,308
                                                                                      -----------
          Deferred tax asset, net................................................     $   543,950
                                                                                      ===========

          A reconciliation of the federal statutory rate to VIFI's effective tax rate is as follows:

          Federal statutory rate.................................................            34.0%
          State and local tax rate, net of federal benefit.......................             5.6
          Research, development and other tax credits............................           (17.0)
          Other permanent differences............................................             3.1
                                                                                           ------
                  Total..........................................................            25.7%
                                                                                           ======

8.   RELATED PARTY TRANSACTIONS

          Revenues, accounts receivable, cost of revenues and accounts payable result from transactions with two related companies in the ordinary course of business, one of which is owned by the majority shareholder and the other with which the majority shareholder serves as the Chairman of the Board. Related party account balances and transactions as of and for the year ended December 31, 2001 are as follows:

          Revenues...............................................................     $ 1,008,000
          Common expenses paid by affiliate and
           reimbursed by VIFI....................................................         541,000
          Accounts receivable at December 31.....................................         452,000
          Costs of revenues......................................................          42,000
          Interest expense, net..................................................           1,000
          Proceeds from sale of property and equipment...........................          42,000

9.   401(k) PLAN

          VIFI maintains a defined contribution 401(k) plan which covers all eligible employees, as defined, with 1,000 hours of continuous service who are at least 21 years of age. The plan provides for discretionary employer contributions determined by the Board of Directors. VIFI contributed $52,000 to the plan for the year ended December 31, 2001.

10.  STOCK OPTIONS

          The Company has an incentive stock option plan for employees of the Company (the Stock Option Plan) and has reserved 100,000 shares of common stock for issuance under the Stock Option Plan. The stock options become exercisable in four successive annual installments from the date of the grant: 10%, 15%, 25%, and 50%. The option grant expires within ten years of the grant date. The options are nontransferable and are forfeited upon termination of employment. Stock option activity for the year ended December 31, 2001 is as follows:

                                                                                                  Weighted
                                                                                                   Average
                                                                                                  Exercise
                                                                                                    Price
                                                                                   Shares         Per Share
                                                                                   ------         ---------
Outstanding at December 31, 2000............................................      52,570.9         $  45.80
  Granted in 2001...........................................................       2,500.0            20.00
  Exercised in 2001.........................................................         (13.5)           40.00
  Forfeited in 2001.........................................................      (2,066.5)           43.87
                                                                                 ----------
Outstanding at December 31, 2001............................................      52,990.9            44.66
                                                                                 ==========

          At December 31, 2001, there were 5,049.1 options exercisable at a weighted average price of $45.88, and options outstanding have a weighted average remaining contractual life of 8.1 years. Options were granted at fair market value on the grant date based upon independent stock price valuations.

          The Company has elected to account for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Had compensation cost for the plan been determined based on the fair value at the grant dates for awards under the plan consistent with the fair value method of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation", the Company's proforma net income per share would have been the following for the year ended December 31, 2001:

     Net  income:
       As reported................................................... $  589,355
       Proforma...................................................... $  457,873

     Basic and diluted earnings per share:
       As reported................................................... $     0.65
       Proforma...................................................... $     0.51

          Pro forma compensation costs were determined using the minimum value method (no volatility) with the following assumptions:

     Dividend yield..................................................        0 %
     Risk-free interest rate.........................................      6.7 %
     Expected life...................................................    7 years

          The pro forma amounts are for disclosure purposes and are not representative of the effects on reported net income for future years.

11.  SUBSEQUENT EVENT

          On January 28, 2002, VIFI was acquired and became a wholly-owned subsidiary of Digital Insight Corporation ("Digital Insight"), an internet banking service provider headquartered in Calabasas, California pursuant to an Agreement and Plan of Merger, dated as of January 3, 2002. As a result of the merger, all of the outstanding shares of VIFI were converted into an aggregate of $3,750,000 in cash, $3,750,000 in promissory notes, and 1,901,907 shares of Digital Insight's common stock. In addition, Digital Insight assumed options to acquire VIFI stock that, as a result of the merger, converted into options to purchase an aggregate of 111,978 shares of Digital Insight's stock.

                                  * * * * * *

          INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

     On January 28, 2002, Digital Insight Corporation (the "Company") completed its acquisition of Virtual Financial Services, Inc. ("ViFi"). ViFi was a privately-owned company based in Indianapolis, Indiana that provided retail and commercial Internet banking, electronic bill payment, cash management services, credit and debit card processing, online brokerage, document management, web site design, target marketing and aggregation services via PC-based or wireless access. All the outstanding shares of ViFi were acquired in exchange for approximately $3.8 million in cash, $3.8 million in promissory notes, and the issuance of 1,901,907 shares of the Company's common stock, with an estimated fair value of approximately $41.1 million. The fair value of the common stock issued was based on the average trading price of the Company's common stock for four days before, four days after and including the public announcement date. In addition, the Company assumed fully vested common stock options which were converted into options to purchase an aggregate of 111,978 shares of the Company's common stock with an estimated fair value of $ 1.3 million. The Company did not acquire certain of the ViFi fixed assets and the credit card processing product line which remained with the selling shareholder of ViFi.

     The acquisition is to be accounted for using the purchase method of accounting. The purchase price will be allocated to the estimated fair value of the assets acquired and liabilities assumed. The estimated fair value of the tangible assets acquired and liabilities assumed approximated the historical cost basis and the preliminary purchase price allocation indicates estimated goodwill of approximately $47.3 million, which in accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets", will no longer be amortized but rather will be periodically evaluated for impairment on at least an annual basis. Identifiable intangible assets are estimated to be $10.0 million and will be amortized on a straight-line basis over the estimated aggregate lives of six years.

     The following unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of ViFi was consummated as of December 31, 2001. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 give effect to the acquisition as if it had occurred on January 1, 2001. Unaudited pro forma condensed consolidated financial information is based on a preliminary purchase price allocation which is subject to change pending the completion of the final purchase price allocation. The impact of these changes could be material. The following items could affect the final purchase price allocation: (i) the final ViFi balance sheet; (ii) the finalization of the valuation and estimated useful lives of acquired technology, customer relationships and covenant not to compete; and
(iii) actual fair values of assets acquired based on information at the acquisition date and integration plans.

     The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the acquisition had occurred as of the beginning of the periods presented and should not be construed as being representative of future consolidated operating results or financial position. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and ViFi financial statements and notes thereto, included elsewhere in this current Report on Form 8-K/A.

                          DIGITAL INSIGHT CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of December 31, 2001
                                (in thousands)

                                                          Digital          Virtual
                                                          Insight         Financial       Pro Forma           Pro Forma
                                                        Corporation       Services       Adjustments        Consolidated
                                                       -------------     ----------     -------------      --------------
                                                           ASSETS
                                                           ------
Current assets:
   Cash and cash equivalents..........................  $    15,334      $      146      $   (3,918)   (1)   $   11,562
   Short-term investments.............................       38,300             ---             ---              38,300
   Accounts receivable, net...........................       19,133           1,264             ---              20,397
   Accounts receivable - related party................          ---             452            (452)   (1)          ---
   Accumulated implementation costs...................        4,973             ---             ---               4,973
   Other current assets...............................        2,893             209             ---               3,102
                                                       -------------     ----------     -------------      --------------
     Total current assets.............................       80,633           2,071          (4,370)             78,334
Property and equipment, net...........................       37,784           2,396          (2,396)   (2)       37,784
Goodwill and intangible assets, net...................       98,382             ---          57,244    (3)      155,626
Accumulated implementation costs......................        5,941             ---             ---               5,941
Long-term investments.................................       13,334             ---             ---              13,334
Deferred tax asset....................................          ---             544            (544)   (4)          ---
Other assets .........................................          554             ---             ---                 554
                                                       -------------     ----------     -------------      --------------
     Total assets.....................................  $   236,628      $    5,011      $   49,934          $  291,573
                                                       =============     ==========     =============      ==============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
                                          ------------------------------------
Current liabilities:
   Accounts payable...................................  $     3,142      $    1,794      $      ---          $    4,936
   Accrued compensation and related benefits..........        3,465             567             ---               4,032
   Customer deposits and deferred revenue.............        7,434           1,029             ---               8,463
   Other accrued liabilities..........................        7,465             ---           4,700    (5)       12,165
   Promissory notes...................................          ---             ---           3,750    (6)        3,750
   Current portion of capital lease obligations.......        1,202             115            (115)   (7)        1,202
   Current portion of long-term debt..................        3,529             415            (415)   (7)        3,529
                                                       -------------     ----------     -------------      --------------
     Total current liabilities........................       26,237           3,920           7,920              38,077
Capital lease obligations.............................          411             392            (392)   (7)          411
Long-term debt........................................        5,882              32             (32)   (7)        5,882
Customer deposits and deferred revenue................        7,207             735             ---               7,942
Other liabilities....................................           ---             148            (148)   (8)          ---
                                                       -------------     ----------     -------------      --------------
     Total liabilities................................       39,737           5,227           7,348              52,312
                                                       -------------     ----------     -------------      --------------
Stockholders' equity:
   Common stock and additional paid-in capital........      337,491           1,550          (1,550)   (9)      379,861
                                                                                             42,370    (10)
   Stockholders' notes receivable.....................         (124)            ---             ---                (124)
   Deferred stock-based compensation..................       (1,409)            ---             ---              (1,409)
   Accumulated deficit................................     (139,067)         (1,766)          1,766     (9)    (139,067)
                                                       -------------     ----------     -------------      --------------
     Total stockholders' equity.......................      196,891            (216)         42,586             239,261
                                                       -------------     ----------     -------------      --------------
     Total liabilities and stockholders' equity.......  $   236,628      $    5,011      $   49,934          $  291,573
                                                       =============     ==========     =============      ==============

   See accompanying notes to the unaudited pro forma condensed consolidated financial information.

                          DIGITAL INSIGHT CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 2001
                     (in thousands, except per share data)

                                                           Digital        Virtual
                                                           Insight       Financial    Pro Forma              Pro Forma
                                                         Corporation     Services     Adjustments           Consolidated
                                                        -------------   -----------  ------------          --------------
Revenues............................................... $      94,635   $    15,482   $    (2,264)   (11)  $      107,853

Cost of revenues.......................................        55,377         8,247          (402)   (11)          62,465
                                                                                             (757)   (12)
                                                        -------------   -----------  ------------          --------------
  Gross profit.........................................        39,258         7,235        (1,105)                 45,388
                                                        -------------   -----------  ------------          --------------
Operating expenses:
  Sales, general and administrative....................        30,780         4,748           (27)   (12)          35,501
  Research and development ............................        23,420         1,571          (104)   (12)          24,887
  Amortization of goodwill and intangible assets.......        35,729           ---         1,700    (13)          37,429
  Restructuring charge.................................         3,276           ---           ---                   3,276
                                                        -------------   -----------  ------------          --------------
    Total operating expenses...........................        93,205         6,319        (1,569)                101,093
                                                        -------------   -----------  ------------          --------------
Loss from operations...................................       (53,947)          916        (2,674)                (55,705)
Interest and other income, net.........................         1,999          (124)         (225)   (14)           1,767
                                                                                              117    (15)

Net loss before provision for income tax...............       (51,948)          792        (2,782)                (53,938)
Provision for income tax...............................           ---           203          (203)   (16)             ---
                                                        -------------   -----------  ------------          --------------
Net loss............................................... $     (51,948)  $       589  $     (2,579)         $      (53,938)
                                                        =============   ===========  ============          ==============
Basic and diluted net loss per share................... $       (1.77)
                                                        =============
Shares used to compute basic and diluted net loss per
  share................................................        29,301
                                                        =============

Pro forma basic and diluted net loss per share.........                                                    $        (1.73) (17)
                                                                                                           ==============
Shares used to compute pro forma basic and diluted net
  loss per share.......................................                                                            31,203
                                                                                                           ==============

   See accompanying notes to the unaudited pro forma condensed consolidated financial information.

                          DIGITAL INSIGHT CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION
                            (Dollars in thousands)

The pro forma balance sheet adjustments give effect to the acquisition of ViFi as if the transactions were consummated on December 31, 2001. The pro forma statement of operations adjustments give effect to the acquisition of ViFi as if the acquisition occurred on January 1, 2001. The estimated fair value per share of the Company's stock issued to effect the acquisition was approximately $21.60 per share. The fair value was based on the average trading price for the public announcement date and the four days prior to and after that date. The estimated fair value of the vested common stock options issued was based on the Black-Scholes pricing model using the following assumptions: two year expected life; 90 % volatility; and 4.39% risk free interest rate. The pro forma balance sheet adjustments are as follows:

   1. To reflect the cash consideration paid net of monies received as a result of the acquisition as follows:

       Cash consideration paid...........................................    $  (3,750)
       Cash proceeds from sale of assets back to selling shareholder               334
       Assumed cash collected in satisfaction of intercompany
         accounts receivable from selling shareholder....................          452
       Assumed cash used to retire capital lease obligations and
         long-term debt..................................................         (954)
                                                                            ------------
           Net cash consideration paid...................................    $  (3,918)
                                                                            ============

   2. To adjust for the fixed assets retained by the selling shareholder of ViFi.

   3. To reflect goodwill and intangible assets created as a result of the acquisition, as follows:

       Estimated fair value of issuance of 1,901,907
         shares of the Company's stock in consideration for the
         acquisition.....................................................    $  41,080
       Estimated fair value of the assumption of 111,978 vested common
         stock options...................................................        1,290
       Additional cash consideration.....................................        3,750
       Additional consideration in the form of promissory notes..........        3,750
       Direct transaction costs..........................................        4,700
       Negative net assets acquired after adjustments....................        2,674
                                                                            ------------
         Estimated goodwill and intangible assets created................    $  57,244
                                                                            ============

   4. To reflect elimination of ViFi deferred tax assets due to net operating loss position on a consolidated basis.

   5. To reflect the accrual of the estimated direct transaction costs including investment banking fees, legal fees, accounting fees and other direct costs of the acquisition.

   6. To reflect the promissory notes payable as consideration for the acquisition of ViFi.

   7. To reflect the retirement of the capital lease obligation and long-term debt acquired from ViFi.

   8. To eliminate deferred rent on a ViFi lease not being assumed by the Company.

   9.  To eliminate the historical stockholder's equity of ViFi.

  10. To reflect issuance of the Company's common stock and vested stock options with an estimated fair value of $42,370.

                          DIGITAL INSIGHT CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION - (Continued)
                            (Dollars in thousands)

   11. To reflect the elimination of revenues and direct cost of revenues relating to the ViFi card services product line, which was not acquired by the Company and remained with the selling shareholder.

   12. To eliminate historical depreciation expense on ViFi fixed assets that were purchased and sold back to the selling shareholder of ViFi.

   13. To reflect amortization of intangible assets created as a result of the acquisition based on the preliminary purchase price allocation as follows:
                                              Aggregate       Annual
                                   Amount       Lives      Amortization
                                   ------       -----      ------------

       Goodwill                   $47,244           -         $    -
       Identifiable intangibles    10,000     6 years          1,700
                                  -------                     ------
                                  $57,244                     $1,700
                                  =======                     ======

       In accordance with SFAS No. 142 "Goodwill and Other Intangibles", goodwill created in the ViFi acquisition will not be amortized.

   14. To reflect interest expense at an assumed interest rate of 6% on the $3,750 of promissory notes issued as part of the acquisition consideration.

   15. To eliminate historical interest expense on capital lease and other long-term debt of ViFi which was retired as a result of the acquisition.

   16. To reflect the elimination of the ViFi provision for income taxes as a result of the consolidated operating losses.

   17. To reflect the pro forma basic and diluted net loss per common share assuming the issuance of 1,901,907 shares of common stock to effect the acquisition. Vested stock options issued were excluded from the computation as they have an antidilutive effect.

                               INDEX TO EXHIBITS
                               -----------------

Exhibit Number      Description
--------------      -----------

      2.1 Agreement and Plan of Merger, dated as of January 3, 2002, by and among Digital Insight Corporation, ViFi LLC and Virtual Financial Services, Inc. (incorporated herein by reference to the Registrant's Current Report on Form 8-K filed with the SEC on February 5, 2002)

      23.1          Consent of Deloitte & Touche LLP.